UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 6, 2016
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2016, QuickLogic Corporation (the “Company”) and Mr. Maxime Bouvat-Merlin, the Company’s Vice President of Worldwide Engineering negotiated a separation agreement that will result in Mr. Bouvat-Merlin leaving the Company effective June 15, 2016. The terms of the separation agreement are under review.

On an interim basis, all of the Company’s R&D functions will report to Dr. Tim Saxe, Senior Vice President of Engineering and Chief Technology Officer (“CTO”). Dr. Saxe, who has been with QuickLogic since 2001, is the inventor of the patent-pending Flexible Fusion Engine (“FFE”) technology and drove the original definition of the recently released EOS S3 Sensor Processor System on a Chip (“SoC”).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2016	QuickLogic Corporation

/s/ Andrew J. Pease

Andrew J. Pease President and Chief Executive Officer

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